EXHIBIT 99.1

Johnson Outdoors 2011 First Quarter Sales Up 12 Percent

RACINE, Wis., Feb. 4, 2011 (GLOBE NEWSWIRE) -- Johnson Outdoors Inc. (Nasdaq:JOUT), a leading global outdoor recreation company, today announced a 12 percent increase in net sales during the first fiscal quarter ended December 31, 2010. Due to the seasonality of the warm-weather outdoor recreational products industry, the Company's first fiscal quarter results historically reflect a loss; however, on the strength of higher volume, improved operating efficiency and sustained cost reductions, the Company's first quarter net loss was cut by more than half.

"Recovery of outdoor recreational markets is central to continued progress against our three-year plan to ensure sustained profitability. Markets are on the upswing, credit is reportedly easing and our brands are off to a solid start this year. At the same time, cost-reductions, supply chain efficiency and process improvements implemented over the past two years strengthened operations and competitiveness, and as expected, bottom-line benefits from these initiatives are on-going," said Helen Johnson-Leipold, Chairman and Chief Executive Officer. "While it is too early to predict how the year will go, early indicators suggest customer demand is up and our focus now is on sustaining marketplace momentum and gaining additional share."

FIRST QUARTER RESULTS

First fiscal quarter sales are typically at their lowest as the Company ramps up for the primary selling period of its outdoor recreation products during the second and third fiscal quarters.

Net sales of $78.7 million in the first fiscal quarter were 12 percent above net sales of $70.5 million in the prior year quarter. Outdoor recreational markets demonstrated resiliency and continued recovery this period with three of the Company's four business units posting solid revenue gains during the first quarter. Key drivers behind the favorable comparison were:

  Marine Electronics revenue surged 30 percent ahead of last year due to growth in Minn Kota, Humminbird and Cannon brands in all markets and all channels.
  Outdoor Equipment sales climbed 19 percent above last year driven by gains in Consumer camping and Military tents.
  Diving revenue grew 5 percent on the strength of domestic and export sales despite the negative impact of unfavorable currency translation of 3 percent.
  Watercraft sales dropped 40 percent due to Year I implementation of a new go-to-market strategy which customizes brand and mix for specific channels as opposed to providing a full portfolio offering across every channel.

Total Company operating loss during the seasonally slow first fiscal quarter declined 63 percent to $1.3 million compared to an operating loss of $3.6 million in the prior year quarter. Primary factors behind the favorable comparison were:

  Continued recovery of outdoor recreational markets.
  Higher sales in Marine Electronics, Outdoor Equipment and Diving leading to lower operating expense as a percentage of sales.
  An increase in gross profit margin to 39.0 percent from 37.4 percent in the prior year due largely to improved operating efficiency year-over-year in Diving and Marine Electronics.

The Company reported a net loss of $1.2 million, or ($0.13) per diluted share, during the first fiscal quarter, compared to a net loss of $4.2 million, or ($0.45) per diluted share, in the same quarter last year.

OTHER FINANCIAL INFORMATION

At December 31, 2010, debt, net of cash, was $14.1 million compared to $21.1 million at the end of the prior year quarter. Depreciation and amortization was $2.4 million year-to-date, compared to $2.6 million during the prior year-to-date period. Capital spending totaled $1.6 million during the first fiscal quarter compared with $1.5 million in the 2010 first fiscal quarter.

"Higher demand is naturally driving higher working capital and will continue to do so during the year; however, we are being vigilant and disciplined to ensure the critically important measure of days of working capital remains consistent with Fiscal 2010 levels. At this time, we remain focused on driving continued progress against our 2012 financial targets of five percent compound annual growth rate in sales and six percent operating margin," said David W. Johnson, Vice President and Chief Financial Officer.

WEBCAST

The Company will host a conference call and audio web cast at 11:00 a.m. Eastern Time on Friday February 4, 2011.   A live listen-only web cast of the conference call may be accessed at Johnson Outdoors' home page. A replay of the call will be available for 30 days on the Internet.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products.  The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment.  Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™ and Necky® kayaks; Carlisle paddles; Extrasport® personal flotation devices; Minn Kota® motors; Cannon® downriggers; Humminbird® fishfinders; Geonav®marine electronics; SCUBAPRO® and SUBGEAR® dive equipment; Silva® compasses; Tech4O® digital instruments; and Eureka!® tents.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "anticipate,'' "believe,'' "could,'' "expect,'' "intend,'' "may,'' "planned,'' "potential,'' "should,'' "will,'' "would'' or the negative of those terms or other words of similar meaning.Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include changes in discretionary consumer spending patterns; the Company's success in implementing its strategic plan, including its focus on innovation; actions of and disputes with third parties, including companies that compete with the Company; the Company's success in managing working capital and its on-going cost-structure reduction efforts; the Company's success in meeting financial covenants and potential risk associated with the cost of obtaining any waiver or amendment that lenders would be willing to provide; risk of future write-downs of goodwill or other intangible assets; ability of the Company's customers to meet payment obligations; movements in foreign currencies or interest rates; the Company's success in implementing targeted sales growth initiatives; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FINANCIAL TABLES FOLLOW

JOHNSON OUTDOORS INC.
(thousands, except per share amounts)
	THREE MONTHS ENDED
Operating Results	December 31 2010	January 1 2010
Net sales	$ 78,700	$ 70,460
Cost of sales	48,020	44,104
Gross profit	30,680	26,356
Operating expenses	32,015	29,911
Operating loss	(1,335)	(3,555)
Interest expense, net	824	1,157
Other income, net	(6)	(680)
Loss before income taxes	(2,153)	(4,032)
Income tax (benefit) expense	(916)	204
Net loss	$ (1,237)	$ (4,236)
Diluted average common shares outstanding	9,611	9,383
Net loss per common share - Basic and Diluted	$ (0.13)	$ (0.45)

Segment Results
Net sales:
Marine electronics	$ 42,945	$ 33,095
Outdoor equipment	10,456	8,762
Watercraft	6,136	10,269
Diving	19,352	18,495
Other/eliminations	(189)	(161)
Total	$ 78,700	$ 70,460
Operating profit (loss):
Marine electronics	$ 378	$ (493)
Outdoor equipment	1,501	730
Watercraft	(1,743)	(1,145)
Diving	1,151	(84)
Other/eliminations	(2,622)	(2,563)
Total	$ (1,335)	$ (3,555)

Balance Sheet Information (End of Period)
Cash and cash equivalents	$ 33,041	$ 25,688
Accounts receivable, net	60,792	55,754
Inventories, net	84,190	65,811
Total current assets	185,218	157,472
Total assets	252,079	225,063
Short-term debt	32,363	30,627
Total current liabilities	91,999	77,482
Long-term debt	14,818	16,145
Shareholders' equity	126,512	111,780
CONTACT: David Johnson
         VP & Chief Financial Officer
         262-631-6600

         Cynthia Georgeson
         VP - Worldwide Communication
         262-631-6600